Exhibit 99.1

Almost Family, Inc. Steve Guenthner (502) 891-1000	The Ruth Group Investor Relations Nick Laudico/Zack Kubow (646) 536-7030/7020 nlaudico@theruthgroup.com zkubow@theruthgroup.com

Almost Family Reports Fourth Quarter and Full Year 2008 Results

Fourth Quarter and Full Year Highlights:

•	Fourth quarter net service revenues increased 84% to $66.2 million; full year net service revenues increased 61% to $212.6 million
•	Fourth quarter Visiting Nurse (VN) segment net revenues rose 108% to $55.7 million; full year VN net revenues rose 80% to $173.0 million
•	Fourth quarter net income increased 151% to $5.2 million; full year net income increased 114% to $16.3 million
•	Fourth quarter diluted EPS increased 68% to $0.62 per share on 48% more shares outstanding; full year diluted EPS increased 59% to $2.16 per share on 35% more shares outstanding

Louisville, KY, March 4, 2009 – Almost Family, Inc. (Nasdaq: AFAM), a leading regional provider of home health nursing services, announced today its financial results for the three months and full year ended December 31, 2008.

William Yarmuth, Chief Executive Officer, commented, “By all measures, the fourth quarter of 2008 completes a milestone year for Almost Family. Our success during the quarter was highlighted by 84% total revenue growth and 47% organic growth in our VN segment. We have been extremely successful during the year rolling out our Senior Advocacy Mission to all of our existing and acquired branches. The results are a stronger patient centric organization, a broader platform from which to grow and continued strong financial performance. We are particularly pleased to have substantially completed the integration of Patient Care, the largest acquisition in our history, transitioning its home office functions and systems to our Louisville headquarters. Looking into 2009, we will continue to focus on the major drivers of our revenue growth: educating referral sources on how we can provide the best care for their patients and pursuing start-ups and acquisitions that increase our densification in our existing geographic clusters.”

Fourth Quarter Financial Results

Almost Family reported fourth quarter 2008 net service revenues of $66.2 million, an 84% increase from $35.9 million in the fourth quarter of 2007. Net income for the fourth quarter of 2008 increased to 7.9% of net service revenues versus 5.8% for the fourth quarter of 2007.

Almost Family Reports Fourth Quarter and Full Year 2008 Results
Page 2	March 4, 2009

Net income for the fourth quarter of 2008 was $5.2 million, or $0.62 per diluted share, compared to $2.1 million, or $0.37 per diluted share, in the fourth quarter of 2007. The weighted average shares outstanding for purposes of calculating diluted earnings per share increased 48% between periods.

Fourth Quarter Segment Results

Net revenues in the Visiting Nurse segment for the fourth quarter of 2008 were $55.7 million, a 108% increase from $26.8 million in the fourth quarter of 2007. The total revenue growth of $28.9 million came from a 47% organic growth rate plus $20.1 million from acquired operations. Operating income before corporate expense in the VN segment for the fourth quarter 2008 was $12.6 million, a 145% increase from $5.2 million in the fourth quarter of 2007.

Net revenues in the Personal Care (PC) segment for the fourth quarter of 2008 were $10.5 million, a 16% increase from $9.1 million in the fourth quarter of 2007. Operating income before corporate expense in the PC segment for the fourth quarter of 2008 was $1.4 million, a 67% increase from $819,000 in the fourth quarter of 2007.

Full Year Financial Results

Almost Family reported net service revenues for the twelve month period ended December 31, 2008 of $212.6 million, a 61% increase from $132.1 million in the same period last year. Net income for the twelve month period increased to 7.7% of net service revenues versus 5.9% for the prior year period.

Net income for the twelve month period was $16.3 million, or $2.16 per diluted share, compared to $7.6 million, or $1.36 per diluted share, in the prior year period. The weighted average shares outstanding for purposes of calculating diluted earnings per share increased 35% between periods.

Full Year Segment Results

Net revenues in the Visiting Nurse segment for the twelve month period of 2008 were $173.0 million, an 80% increase from $96.2 million in the same period last year. The total revenue growth of $76.8 million came from a 36% organic growth rate plus $47.4 million from acquired operations. The twelve month results for the period ended 2008 included results from the Apex Home Healthcare acquisition completed in late March 2008, the Patient Care acquisition completed in August 2008 and the Fairfield Ohio Medical Center Home Health Agency acquisition completed in November 2008. The twelve month results from the period ended 2007 included results from the Quality of Life acquisition completed in late October of 2007. Operating income before corporate expense in the VN segment for the twelve month period was $36.6 million, a 99% increase from $18.4 million in the same period last year.

Net revenues in the Personal Care segment for the twelve month period were $39.6 million, a 10% increase from $35.9 million in the same period last year. Operating income before corporate expense in the PC segment for the twelve month period was $3.8 million, a 12% increase from $3.4 million in the same period last year.

Almost Family Reports Fourth Quarter and Full Year 2008 Results
Page 3	March 4, 2009

Recent Corporate Developments

On October 14, 2008, Almost Family announced that it had been ranked No. 24 in Forbes' 2008 listing of the 200 Best Small Companies in America, rising from its No. 77 ranking in 2007.

On November 5, 2008 Almost Family filed with the Securities and Exchange Commission a shelf registration statement on Form S-3 which increased the amount of capital the Company could raise from approximately $30 million to $150 million to provide financing flexibility for development plans.

On November 14, 2008, Almost Family acquired the assets of the Medicare-certified home health agency owned by Fairfield Medical Center located near Columbus OH. The agency generated approximately $1.2 million of Medicare revenue in 2007.

On November 26, 2008, Almost Family acquired the Kentucky Certificate of Need and home health license of the Medicare-certified home health agency formerly operated by Hardin Memorial Hospital in Elizabethtown, KY. The certificate will enable Almost Family to expand its service territory into four additional counties south of the metro Louisville area.

On Friday, February 20, 2009 Almost Family was added to the S&P SmallCap 600 Index. Introduced in 1994, S&P SmallCap 600 is a U.S. benchmark index made up of the securities of 600 companies with a market capitalization of $200 million to $1 billion.

Conference Call

A conference call to review the results will begin at 11:00 a.m. ET on March 4, 2009, and will be hosted by William Yarmuth, Chief Executive Officer, and Steve Guenthner, Chief Financial Officer. To participate in the conference call, please dial 1-877-407-0789 (USA) or 1-201-689-8562 (International). In addition, a dial-up replay of the conference call will be available beginning March 4, 2009 at 2:00 p.m. ET and ending on March 18, 2009. The replay telephone number is 1-877-660-6853 (USA) or 1-201-612-7415 (International). Account Number: 3055 and Passcode: 313364.

A live Web cast of the call will also be available from the Investor Relations section of the corporate Web site at http://www.almostfamily.com. A Web cast replay can be accessed on the corporate Web site beginning March 4, 2009 at approximately 2:00 p.m. ET and will remain available until April 4, 2009.

Almost Family Reports Fourth Quarter and Full Year 2008 Results
Page 4	March 4, 2009

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
	Three months ended December 31,
	2008	2007
Net service revenues	$ 66,167,274	$ 35,876,385
Cost of service revenue	30,427,520	17,239,541
Gross margin	35,739,754	18,636,844
General and administrative expenses:
Salaries and benefits	18,241,445	9,399,181
Other	8,220,775	5,414,355
Total general and administrative expenses	26,462,220	14,813,536
Operating income	9,277,534	3,823,308
Interest expense, net	(413,584)	(186,503)
Income from continuing operations before income taxes	8,863,950	3,636,805
Income tax expense	(3,658,122)	(1,560,737)
Net income from continuing operations	5,205,828	2,076,068
Discontinued operations, net of tax benefit of $5,915 and $92,290	(9,135)	(5,986)
Net income	$ 5,196,693	$ 2,070,082

Per share amounts-basic:
Average shares outstanding	8,136,723	5,504,484
Income from continued operations	$ 0.64	$ 0.38
Loss from discontinued operations	-	-
Net income	$ 0.64	$ 0.38

Per share amounts-diluted:
Average shares outstanding	8,367,865	5,668,916
Income from continued operations	$ 0.62	$ 0.37
Loss from discontinued operations	-	-
Net income	$ 0.62	$ 0.37

Almost Family Reports Fourth Quarter and Full Year 2008 Results
Page 5	March 4, 2009

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
	Year ended December 31,
	2008	2007
Net service revenues	$ 212,600,271	$ 132,130,056
Cost of service revenue	98,959,401	63,874,381
Gross margin	113,640,870	68,255,675
General and administrative expenses:
Salaries and benefits	58,182,889	35,945,657
Other	27,251,997	18,380,418
Total general and administrative expenses	85,434,886	54,326,075
Operating income	28,205,984	13,929,600
Interest expense, net	(1,147,417)	(836,911)
Income from continuing operations before income taxes	27,058,567	13,092,689
Income tax expense	(10,654,393)	(5,272,149)
Net income from continuing operations	16,404,174	7,820,540
Discontinued operations, net of tax benefit of $69,577 and $138,148	(111,291)	(216,981)
Net income	$ 16,292,883	$ 7,603,559

Per share amounts-basic:
Average shares outstanding	7,368,968	5,435,615
Income from continued operations	$ 2.23	$ 1.44
Loss from discontinued operations	(0.02)	(0.04)
Net income	$ 2.21	$ 1.40

Per share amounts-diluted:
Average shares outstanding	7,572,333	5,599,476
Income from continued operations	$ 2.17	$ 1.40
Loss from discontinued operations	(0.01)	(0.04)
Net income	$ 2.16	$ 1.36

Almost Family Reports Fourth Quarter and Full Year 2008 Results
Page 6	March 4, 2009

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
	Year ended December 31,
ASSETS	2008	2007
CURRENT ASSETS:
Cash and cash equivalents	$ 1,301,178	$ 473,222
Accounts receivable - net	34,760,021	16,965,316
Prepaid expenses and other current assets	3,113,737	1,203,454
Deferred tax assets	4,437,979	1,829,895
TOTAL CURRENT ASSETS	43,612,915	20,471,887

PROPERTY AND EQUIPMENT - NET	4,199,067	1,458,844

GOODWILL	92,170,091	42,667,244

OTHER INTANGIBLE ASSETS	16,715,369	2,488,056

DEFERRED TAX ASSETS	3,576,275	-

OTHER ASSETS	518,317	274,359
TOTAL ASSETS	$ 160,792,034	$ 67,360,390

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$ 5,320,763	$ 3,943,555
Accrued other liabilities	22,436,430	10,369,346
Current portion - capital leases and notes payable	4,774,249	653,891
Current deferred tax liabilities	4,792,091	-
TOTAL CURRENT LIABILITIES	37,323,533	14,966,792

LONG-TERM LIABILITIES:
Revolving credit facility	23,998,428	12,386,783
Capital Lease Obligations	111,002	-
Notes payable	3,100,000	4,000,000
Long-term deferred tax liabilities	-	776,672
Other liabilities	1,476,843	388,230
TOTAL LONG-TERM LIABILITIES	28,686,273	17,551,685
TOTAL LIABILITIES	66,009,806	32,518,477

STOCKHOLDERS' EQUITY:
Preferred stock, par value $0.05; authorized
2,000,000 shares; none issued or outstanding	-	-
Common stock, par value $0.10; authorized
25,000,000 and 10,000,000 shares; 8,136,723 and 7,808,819 issued and outstanding	813,672	780,882

Treasury stock, at cost, 2,276,898 shares	-	(8,877,641)
Additional paid-in capital	64,935,673	30,198,671
Retained earnings	29,032,883	12,740,001
TOTAL STOCKHOLDERS' EQUITY	94,782,228	34,841,913
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 160,792,034	$ 67,360,390

Almost Family Reports Fourth Quarter and Full Year 2008 Results
Page 7	March 4, 2009

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	Year ended December 31,
	2008	2007
Cash flows from operating activities:
Net income	$ 16,292,883	$ 7,603,559
Loss from discontinued operations	(111,291)	(216,981)
Income from continuing operations	16,404,174	7,820,540
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	1,330,185	842,201
Provision for uncollectible accounts	2,964,561	1,546,284
Stock-based compensation	687,543	362,510
Deferred income taxes	1,364,259	911,211
	22,750,722	11,482,746
Change in certain net current assets, net of the effects of acquisitions:
(Increase) decrease in:
Accounts receivable	(14,283,621)	(4,785,292)
Prepaid expenses and other current assets	(992,557)	(302,908)
Other assets	(34,369)	(78,804)
Increase (decrease) in:
Accounts payable and accrued expenses	2,145,571	1,048,344
Net cash provided by operating activities	9,585,746	7,364,086

Cash flows from investing activities:
Capital expenditures	(1,475,905)	(590,839)
Acquisitions, net of cash acquired	(59,797,388)	(9,075,054)
Net cash used in investing activities	(61,273,293)	(9,665,893)

Cash flows from financing activities:
Net revolving credit facility repayments	11,610,708	3,921,785
Proceeds from stock option exercises	52,797	77,521
Purchase of common stock in connection with option exercises	-	(3,645,776)
Tax benefit from non-qualified stock option exercises	86,594	704,294
Proceeds from stock offering	41,820,500	-
Principal payments on capital leases and notes payable	(943,805)	(2,322,612)
Net cash provided by (used in) financing activities	52,626,794	(1,264,788)

Cash flows from discontinued operations
Operating Activities	(111,291)	(351,658)
Investing Activities	-	265,883
Financing Activities	-	-
Net cash used in discontinued operations	(111,291)	(85,775)

Net increase (decrease) in cash and cash equivalents	827,956	(3,652,370)
Cash and cash equivalents at beginning of period	473,222	4,125,592
Cash and cash equivalents at end of period	$ 1,301,178	$ 473,222

Supplemental disclosures of cash flow information:
Cash payment of interest, net of amounts capitalized	$ 871,000	$ 915,000
Cash payment of taxes	$ 9,308,088	$ 3,176,000

Summary of non-cash investing and financing activities:
Capital expenditures financed under capital leases	$ 967,023	$ -
Acquisitions funded by notes payable	$ 3,100,000	$ -
Acquisitions funded by stock	$ 1,000,000	$ 2,000,000
Value of stock option shares withheld in lieu of payroll taxes	$ 6,979	$ 3,725,533

Almost Family Reports Fourth Quarter and Full Year 2008 Results
Page 8	March 4, 2009

ALMOST FAMILY, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS
(UNAUDITED)

	Three months ended December 31,
	2008		2007		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Net service revenues
Visiting Nurse	$ 55,660,271	84.1%	$ 26,798,810	74.7%	$ 28,861,461	107.7%
Personal Care	10,507,004	15.9%	9,077,575	25.3%	1,429,429	15.7%
	66,167,275	100.0%	35,876,385	100.0%	30,290,890	84.4%
Operating income
Visiting Nurse	12,608,579	22.7%	5,155,714	19.2%	7,452,865	144.6%
Personal Care	1,368,406	13.0%	819,372	9.0%	549,034	67.0%
Operating income before unallocated corporate expenses	13,976,985	21.1%	5,975,086	16.7%	8,001,899	133.9%
Corporate expenses	4,699,451	7.1%	2,151,778	6.0%	2,547,673	118.4%
Operating income	9,277,534	14.0%	3,823,308	10.7%	5,454,226	142.7%
Interest expense, net	(413,584)	0.6%	(186,503)	0.5%	227,081	121.8%
Income taxes	(3,658,122)	5.5%	(1,560,737)	4.4%	2,097,385	134.4%
Net income from continuing operations	$ 5,205,828	7.8%	$ 2,076,068	5.8%	$ 3,129,760	150.8%

EBITDA from continuing operations	$ 9,616,714	14.5%	$ 4,069,451	11.3%	$ 5,547,263	136.3%

ALMOST FAMILY, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS

	Year ended December 31,
	2008		2007		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Net service revenues
Visiting Nurse	$ 172,977,478	81.4%	$ 96,187,044	72.8%	$ 76,790,434	79.8%
Personal Care	39,622,793	18.6%	35,943,012	27.2%	3,679,781	10.2%
	212,600,271	100.0%	132,130,056	100.0%	80,470,215	60.9%
Operating income
Visiting Nurse	36,644,987	21.2%	18,382,333	19.1%	18,262,654	99.3%
Personal Care	3,849,180	9.7%	3,444,913	9.6%	404,267	11.7%
Operating income before unallocated corporate expenses	40,494,167	19.0%	21,827,246	16.5%	18,666,921	85.5%
Corporate expenses	12,288,183	5.8%	7,897,646	6.0%	4,390,537	55.6%
Operating income	28,205,984	13.3%	13,929,600	10.5%	14,276,384	102.5%
Interest expense, net	(1,147,417)	0.5%	(836,911)	0.6%	310,506	37.1%
Income taxes	(10,654,393)	5.0%	(5,272,149)	4.0%	5,382,244	102.1%
Net income from continuing operations	$ 16,404,174	7.7%	$ 7,820,540	5.9%	$ 8,583,634	109.8%

EBITDA from continuing operations	$ 30,223,712	14.2%	$ 15,134,311	11.5%	$ 15,089,401	99.7%

Almost Family Reports Fourth Quarter and Full Year 2008 Results
Page 9	March 4, 2009

ALMOST FAMILY, INC. AND SUBSIDIARIES
VISITING NURSE SEGMENT OPERATING METRICS

	Three months ended December 31,
	2008	2007	Change
	Amount	Amount	Amount	%

Average number of locations	64	46	18	39.1%

All payors:
Admissions	11,535	7,571	3,964	52.4%
Billable Visits	344,823	169,287	175,536	103.7%

Medicare Statistics:
Revenue	$ 49,104,895	$ 24,845,800	$ 24,259,095	97.6%
Percentage of total revenues	88.2%	92.7%
Billable Visits	297,649	153,658	143,991	93.7%
Admissions	10,497	6,663	3,834	57.5%
Episodes started	16,290	9,003	7,287	80.9%

Revenue per completed episode	$ 3,203	$ 3,011	$ 192	6.4%
Visits per episode	17.7	16.5	1.2	7.3%

ALMOST FAMILY, INC. AND SUBSIDIARIES
PERSONAL CARE SEGMENT OPERATING METRICS

	Three months ended December 31,
	2008	2007	Change
	Amount	Amount	Amount	%
Average number of locations	23	22	1	4.5%

Admissions	870	769	101	13.1%
Patient Days of Care	142,011	134,225	7,786	5.8%
Billable Hours	580,101	518,343	61,758	11.9%

Revenue per billable hours	$ 18.11	$ 17.51	$ 0.60	3.4%

Almost Family Reports Fourth Quarter and Full Year 2008 Results
Page 10	March 4, 2009

ALMOST FAMILY, INC. AND SUBSIDIARIES
VISITING NURSE SEGMENT OPERATING METRICS

	Year ended December 31,
	2008	2007	Change
	Amount	Amount	Amount	%

Average number of locations	62	47	15	31.9%

All payors:
Admissions	39,666	29,338	10,328	35.2%
Billable Visits	1,077,477	600,913	476,564	79.3%

Medicare Statistics:
Revenue	$ 156,892,495	$ 89,142,173	$ 67,750,322	76.0%
Percentage of total revenues	90.7%	92.7%
Billable Visits	952,188	545,732	406,456	74.5%
Admissions	36,195	26,199	9,996	38.2%
Episodes started	53,687	33,169	20,518	61.9%

Revenue per completed episode	$ 3,171	$ 2,911	$ 260	8.9%
Visits per episode	17.3	16.0	1.3	8.1%

ALMOST FAMILY, INC. AND SUBSIDIARIES
PERSONAL CARE SEGMENT OPERATING METRICS

	Year ended December 31,
	2008	2007	Change
	Amount	Amount	Amount	%
Average number of locations	23	22	1	4.5

Admissions	3,671	3,544	127	3.6%
Patient Days of Care	558,681	526,540	32,141	6.1%
Billable Hours	2,225,213	2,042,226	182,987	9.0%

Revenue per billable hours	$ 17.81	$ 17.60	$ 0.21	1.2%

Almost Family Reports Fourth Quarter and Full Year 2008 Results
Page 11	March 4, 2009

Non-GAAP Financial Measure

The information provided in the tables in this release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) rules. In accordance with SEC rules, the Company has provided, in the supplemental information and the footnotes to the tables, a reconciliation of those measures to the most directly comparable GAAP measures.

EBITDA:

EBITDA is defined as income before depreciation and amortization, net interest expense and income taxes. EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States of America. It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The items excluded from EBITDA are significant components in understanding and evaluating financial performance and liquidity. Management routinely calculates and communicates EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within our industry to evaluate performance, measure leverage capacity and debt service ability, and to estimate current or prospective enterprise value. EBITDA is also used in certain covenants contained in our credit agreement.

The following tables set forth a reconciliation of Continuing Operations Net Income to EBITDA:

ALMOST FAMILY, INC. AND SUBSIDIARIES
RECONCILIATION OF EBITDA

RECONCILIATION OF EBITDA:	Three months ended December 31,
	2008	2007
Net income from continuing operations	$ 5,205,828	$ 2,076,068
Add back:
Interest expense	413,584	186,503
Income taxes	3,658,122	1,560,737
Depreciation and amortization	179,098	216,501
Amortization of stock-based compensation	160,081	29,642
Earnings before interest, income taxes,
depreciation and amortization (EBITDA)
from continuing operations	$ 9,616,713	$ 4,069,451

Almost Family Reports Fourth Quarter and Full Year 2008 Results
Page 12	March 4, 2009

ALMOST FAMILY, INC. AND SUBSIDIARIES
RECONCILIATION OF EBITDA

RECONCILIATION OF EBITDA:	Year ended December 31,
	2008	2007
Net income from continuing operations	$ 16,404,174	$ 7,820,540
Add back:
Interest expense	1,147,417	836,911
Income taxes	10,654,393	5,272,149
Depreciation and amortization	1,330,185	842,201
Amortization of stock-based compensation	687,543	362,510
Earnings before interest, income taxes,
depreciation and amortization (EBITDA)
from continuing operations	$ 30,223,712	$ 15,134,311

About Almost Family

Almost Family, Inc., founded in 1976, is a leading regional provider of home health nursing services, with branch locations in Florida, Kentucky, Connecticut, New Jersey, Ohio, Massachusetts, Alabama, Missouri, Illinois, Pennsylvania, and Indiana (in order of revenue significance). Almost Family, Inc. and its subsidiaries operate a Medicare-certified segment and a personal care segment. Altogether, Almost Family operates over 90 branch locations in 11 U.S. states.

Forward Looking Statements

All statements, other than statements of historical facts, included in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "will," "expect," "believe," “estimate," "project," “anticipate," "continue," or similar terms, variations of those terms or the negative of those terms. These forward-looking statements are based on the Company's current plans, expectations and projections about future events.

Because forward-looking statements involve risks and uncertainties, the Company's actual results could differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. The potential risks and uncertainties which could cause actual results to differ materially include: regulatory approvals or third party consents may not be obtained, the impact of further changes in healthcare reimbursement systems, including the ultimate outcome of potential changes to Medicare reimbursement for home health services and to Medicaid reimbursement due to state budget shortfalls; the ability of the Company to maintain its level of operating performance and achieve its cost control objectives; changes in our relationships with referral sources; the ability of the Company to integrate acquired operations; government regulation; health care reform; pricing pressures from Medicare, Medicaid and other third-party payers; changes in laws and interpretations of laws relating to the healthcare industry; and the Company’s self-insurance risks. For a more complete discussion regarding these and other factors which could affect the Company's financial performance, refer to the Company's various filings with the Securities and Exchange Commission, including its

Almost Family Reports Fourth Quarter and Full Year 2008 Results
Page 13	March 4, 2009

filing on Form 10-K for the year ended December 31, 2007, in particular information under the headings "Special Caution Regarding Forward-Looking Statements" and “Risk Factors.” The Company undertakes no obligation to update or revise its forward-looking statements.